Exhibit 99.2

Contacts:

Investors	Ed Kiker	904-357-9186
Media	Mike Bell	904-321-5537

For Immediate Release

Rayonier Completes Separation of Rayonier Advanced Materials

Rayonier Inc. and Rayonier Advanced Materials Inc. are now Separate Independent Companies

JACKSONVILLE, Fla., June 30, 2014 – Rayonier Inc. (NYSE: RYN) today announced that at 11:59 p.m., Eastern Time, on June 27, 2014, it completed the spin-off of Rayonier Advanced Materials Inc. (NYSE: RYAM), which is now a new independent specialty chemicals company. Public trading of Rayonier Advanced Materials will commence in the “regular way” with the opening bell of the New York Stock Exchange this morning under the “RYAM” ticker symbol. The separation was effected by means of a tax-free spin-off of 100 percent of the common stock of Rayonier Advanced Materials to Rayonier shareholders of record as of the close of business on June 18, 2014.

As previously announced, effective as of the completion of the spin-off, Richard Kincaid is Chairman of the Board of Rayonier, and David Nunes is Rayonier’s President and CEO.

“We wish our colleagues at Rayonier Advanced Materials well as they embark on their promising and exciting future as an independent company,” stated Nunes. “While operating these businesses together provided tremendous value to our shareholders over a period of more than eight decades, we are confident that this transaction will provide even greater value for Rayonier shareholders as we look to the future. Rayonier has a bright future as a pure-play timber and real estate business, with excellent assets and financial flexibility that will enable continued growth.”

Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking.

While we believe that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, forest products and real estate offerings; the geographic concentration of a significant portion of our timberland; impacts of the rising costs of fuel, including the cost and availability of third party logging and trucking services; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations, including laws regarding timber harvesting, delineation of wetlands and endangered species that may restrict or adversely impact our ability to conduct our business; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands; our capacity to incur additional debt, and any decision we make to do so; our ability to complete like-kind exchanges of property; changes in key management and personnel; our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and to fund distributions using cash generated through our taxable REIT subsidiaries; and changes in tax laws that could adversely affect tax treatment of our specific businesses or reduce the benefits associated with REIT status. Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described in Rayonier’s most recent Form

10-K and 10-Q on file with the U.S. Securities and Exchange Commission. Rayonier assumes no obligation to update these statements except as required by law.

About Rayonier

Comprised of Forest Resources and Real Estate businesses, Rayonier Inc. is a geographically diverse global land resources company. The company owns, leases, or manages 2.6 million acres of high-quality timberlands in North America and New Zealand. Its holdings include 2.3 million acres across ten U.S. states and approximately 200,000 high-value acres with residential, commercial and industrial development potential along the Interstate 95 corridor between Savannah, Ga., and Daytona Beach, Fla. Rayonier is structured as a real estate investment trust. More information is available at www.rayonier.com.

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